Exhibit 99.1

70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP.  ANNOUNCES
DEPARTURE OF PRESIDENT AND CEO
_______________________________________

MELVILLE, NY – August 3, 2009 – Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions, today announced that the Board of Directors and James Estill, the company’s president and chief executive officer, have mutually agreed to end his employment relationship effective August 3, 2009 to permit him to pursue other opportunities. In connection with his departure, Mr. Estill also resigned from the Board of Directors and withdrew his consent to serve as a nominee for election as a director of the company at the company’s annual meeting of stockholders to be held on August 4, 2009.

The Board of Directors appointed Arthur Nadata, currently the company’s executive chairman and its prior chief executive officer, to serve as interim chief executive officer, while remaining as executive chairman. The Board appointed Richard Schuster, the company’s senior executive vice president, as interim president.  Mr. Schuster will remain as chief operating officer. The Board of Directors intends to resume its search for a president and chief executive officer in connection with its succession planning.  The Board of Directors also voted to reduce the board to eight members from the current nine.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Nu Horizons Electronics Corp. Announces Departure of President and CEO	Page 2

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the company’s products, the competitive environment within the electronics industry, the ability of the company to continue to expand its operations, the level of costs incurred in connection with the company’s expansion efforts, the financial strength of the company’s customers and suppliers, the current economic and credit crisis and risks and costs related to the pending Vitesse-related SEC internal investigation.  Investors are also directed to consider other risks, costs and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The company does not undertake any obligation to update its forward-looking statements.

Company Contacts:
Kurt Freudenberg
Executive Vice President & Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000